Exhibit 10.65
CONFIDENTIAL
280 East Grand Avenue
South San Francisco, CA 94080
Tel (650) 624-3000 Fax (650) 624-3010
June 16, 2006
GlaxoSmithKline
2301 Renaissance Boulevard
Building #510
RN0420
King of Prussia, Pennsylvania 19406
Attn: Scott Klesmer
Director, Alliance & Joint Venture Management
Re: Extension of the Research Term with respect to CENP-E under that certain Collaboration and License Agreement by and between Glaxo Group Limited, a GlaxoSmithKline company, (“GSK”) and Cytokinetics, Inc. (“CK”) of even date June 20, 2001, as amended (the “Collaboration Agreement”)
Dear Scott:
Pursuant to this letter amendment to the Collaboration Agreement (the “Letter Amendment”), GSK and CK desire to extend the Research Term solely with respect to that certain Mitotic Kinesin Target known as CENP-E, all on the terms set forth herein.
Now therefore, GSK and CK agree, effective as of June 19, 2006 (the “Letter Amendment Effective Date”), as follows:
1.	All capitalized terms not defined herein shall have the meaning ascribed to them in the Collaboration Agreement.

2.	Notwithstanding GSK’s obligation to notify CK in writing of its exercise of its option to extend the Research Term under Section 2.8.1 of the Collaboration Agreement, the Research Term shall be extended for an additional one-year period beyond Contract Year Five (i.e., expiring June 19, 2007) solely with respect to CENP-E to allow for the conduct of Research Program activities directed to CENP-E. Accordingly, the Research Term with respect to all Mitotic Kinesin Targets other than CENP-E shall expire on June 19, 2006.

3.	The Research Plan for the extended Research Term is attached as Exhibit A hereto.

4.	Notwithstanding Section 2.8.1 of the Collaboration Agreement, GSK has no obligation to fund any CK FTEs during the extension of the Research Term for CENP-E.

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL
5.	Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Letter Amendment.

6.	Except as specifically modified or amended hereby, the Collaboration Agreement shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved. No provision of this Letter Amendment may be modified or amended except expressly in a writing signed by both Parties nor shall any terms be waived except expressly in a writing signed by the Party charged therewith. This Letter Amendment shall be governed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.
Please sign and return two copies of this letter if you agree to the foregoing terms.
Sincerely,
/s/ Robert I. Blum
Robert I. Blum
President
Cytokinetics, Inc.
Agreed and accepted:
GLAXO GROUP LIMITED

/s/ Paul Williamson

Name:	Paul Williamson

Title:	For and on behalf of EdinBurgh Pharmaceutical Industries Limited Corporate Director

cc:	SVP WW Business Development, GlaxoSmithKline
Vice President & Associate General Counsel, GlaxoSmithKline R&D Legal Operations Kenneth A. Clark, Esq., Wilson Sonsini Goodrich & Rosati Professional Corporation

CONFIDENTIAL
Exhibit A
Research Plan
[***]

***	Confidential treatment request pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.